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                                                                    Exhibit 23.1

                                               June 5, 2002

American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA  01821

Attn: Ralph Sheridan, Chief Executive Officer

      RE: Registration Statement on Form S-3 filed on June 5, 2002

Ladies and Gentlemen:

     We have acted as counsel to American Science and Engineering, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 1,410,475 shares of common stock, $.66 2/3 par value ("Common Stock"), 1,115,000 of which are issued and outstanding (the "Shares"), 278,750 of which are issuable upon the exercise of warrants to purchase 278,750 shares of common stock issued to certain accredited investors (the "Investor Warrant Shares") and 16,725 of which are issuable upon the exercise of a certain Common Stock Purchase Warrant to purchase 16,725 shares of Common Stock issued to William Blair & Company LLC (the "Blair Warrant Shares" and together with the Investor Warrant Shares, the "Warrant Shares"). The Company is also registering under the Act, 1,410,475 Rights (as defined below). The Rights are issuable pursuant to that certain Shareholder Rights Agreement, dated as of April 17, 1998, between the Company and American Stock Transfer and Trust Co., Inc. (the "Rights Agreement") providing, in effect, for the delivery of a right (a "Right") to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, no par value, of the Company, along with each share of Common Stock issued by the Company. This opinion is being rendered in connection with the filing of the Registration Statement.

     In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

     (i) the Restated Articles of Organization of the Company, as amended, as certified by the Secretary of State of The Commonwealth of Massachusetts, and a certificate of the Clerk of the Company that there have been no further amendments thereto;

     (ii) a copy of the By-laws of the Company, as amended, certified by the Clerk of the Company, as presently being in effect;

     (iii) certain votes of the Board of Directors of the Company, certified by the Clerk of the Company, as presently being in effect;


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American Science and Engineering, Inc.
June 5, 2002
Page 2


     (iv) a certificate dated May 22, 2002 of the Secretary of State of The Commonwealth of Massachusetts as to the good standing of the Company;

     (v) the executed Stock Purchase Agreement dated May 28, 2002 between the Company and the investors in the Company's Private Placement (the "Private Placement") of an aggregate of 1,115,000 shares of the Company's Common Stock (the "Stock Purchase Agreement");

     (vi) the executed Common Stock Purchase Warrant, dated June 4, 2002, issued by the Company in the name of William Blair & Company (the "Blair Warrant");

     (vii) the executed Common Stock Purchase Warrants dated May 28, 2002 issued by the Company to the investors in the Company's Private Placement (the "Investor Warrants");

     (viii) the executed Registration Rights Agreement dated May 28, 2002 between the Company and the investors in the Private Placement;

     (ix)      the Rights Agreement; and

     (x)       the Registration Statement.

     We have assumed for the purposes of our opinions herein that the conditions of the respective parties to the Stock Purchase Agreement, the Investor Warrants and the Blair Warrant have been or will be satisfied in full.

     We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

     We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

     The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive legal attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

     This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions. For purposes of Schedule A, the Enumerated Party is the Company.

     Our opinions hereafter expressed are limited to the laws of The Commonwealth of Massachusetts and the Federal law of the United States of America.

     We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraphs 1 through 4 below, and our express opinions therein contained shall not be interpreted to be an implied opinion upon any other matter.


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American Science and Engineering, Inc.
June 5, 2002
Page 3

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

     2. The Blair Warrant Shares have been duly authorized for issuance, and when issued and delivered in accordance with the Blair Warrant, will be validly issued, fully paid and non-assessable.

     3. The Investor Warrant Shares have been duly authorized for issuance, and when issued and delivered in accordance with the Investor Warrants, will be validly issued, fully paid and non-assessable.

     4. The Rights have been duly authorized for issuance, and when issued in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares and Warrant Shares only while the Registration Statement, as it may be amended from time to time, remains effective under the Act.

                                      Very truly yours,

                                      /s/ BROWN RUDNICK BERLACK ISRAELS LLP


SRL/DHM/MSG


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American Science and Engineering, Inc.
June 5, 2002
Page 4

                                   SCHEDULE A

                        BROWN RUDNICK BERLACK ISRAELS LLP
                              STANDARD ASSUMPTIONS


     In rendering legal opinions in third party transactions, Brown Rudnick Berlack Israels LLP makes certain customary assumptions described below:

     1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents.

     2. Each person, other than the Enumerated Party, has all requisite power and authority and has taken all necessary corporate or other action to enter into the Documents to which it is a party, or by which it is bound, to the extent necessary to make the Documents enforceable against it.

     3. Each person other than the Enumerated Party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Enumerated Party.

     4. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

     5. All official public records are accurate, complete and properly indexed and filed.

     6. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

     7. The conduct of the parties to the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

     8. The Enumerated Party will not in the future take any discretionary action (including a decision not to act) permitted under any Document that would result in a violation of law or constitute a breach or default under that or any other Document or court or administrative orders, writs, judgments and decrees that name the Enumerated Party and are specifically directed to it or its property.

     9. The Enumerated Party will obtain all permits and governmental approvals required in the future and take all actions similarly required relevant to its performance of its obligations under the Documents.


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American Science and Engineering, Inc.
June 5, 2002
Page 5

     10. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

     11. There are no agreements or understandings among the parties to or bound by the Documents not reflected in the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.